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          STOCK OPTION AGREEMENT made as of the 28th day of July, 1995 between
COMPUFLIGHT, INC., a Delaware corporation (the "Company"), and RUSSELL K. THAL (the "Optionee").

          WHEREAS, the Optionee is an employee of the Company or a subsidiary thereof;

          WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company;

          NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase shares of Common Stock of the Company under and pursuant to the terms and conditions of the Company's 1995 Stock Option Plan (the "Plan") and upon the following terms and conditions:

          1. GRANT OF OPTION. Subject to stockholder approval of the Plan in accordance with the provisions thereof (including, without limitation, approval of a Certificate of Amendment to the Certificate of Incorporation of the Company providing for an increase in the number of shares of Common Stock authorized to be issued by the Company) ("Stockholder Approval"), the Company hereby grants to the Optionee the right and option (the "Option") to purchase up to two hundred fifty thousand (250,000) shares of Common Stock of the Company (the "Option Shares") during the following periods:

               (i) one hundred ninety thousand (190,000) shares commencing upon Stockholder Approval and terminating at 5:00 P.M., New York City time, five
(5) years from the date hereof (the "Expiration Date"); and

               (ii)  an additional sixty thousand (60,000) shares commencing one
(1) year from the date hereof (except that, if Stockholder Approval is obtained during 1996, then commencing on January 1, 1997) and terminating at 5:00 P.M., New York City time, on the Expiration Date.

          Notwithstanding the foregoing, in the event (a) the closing bid price for the Company's shares of Common Stock shall equal or exceed three dollars ($3.00) per share (subject to anti-dilution adjustment for certain events such as stock splits and reverse stock splits, as provided for in the Plan), or (b) a "change in control" of the Company or "business combination" (as such terms are defined below), shall occur, subject to Stockholder Approval, the Option shall become immediately exercisable in full.

          As used in this Agreement, a "change in control" shall only be deemed to have occurred if any "person" (as such term is


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defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the
"1934 Act")) hereafter becomes the "beneficial owner" (as such term is defined in Rule 13d-3, promulgated under the 1934 Act) of securities of the Company representing more than fifty percent (50%) of the Company's then outstanding securities having the right to vote on the election of directors (calculated in accordance with the provisions of Rule 13d-3) ("Voting Securities"), except that changes in direct or indirect ownership of Company securities resulting from or relating to the following shall not be considered to be or result in a "change in control":

          (i) transfers by Ray English and Associates ("RE&A") or Dorothy A. English (collectively, the "Beneficial Owners") to Dorothy A. English, as Voting Trustee under that certain Voting Trust Agreement dated July 15, 1995 (the "Voting Trustee"), or from the Voting Trustee to either or both of the Beneficial Owners;

          (ii) transfers by the Voting Trustee to any successor voting trustee;
          or

          (iii) transfers by RE&A to any "affiliate" thereof (as such term is defined in Rule 405, promulgated under the Securities Act of 1933, as amended).

          As used in this Agreement, the term "business combination" shall mean any sale by the Company of all or substantially all of its assets or any merger or consolidation to which the Company is a party (other than one consummated for the purpose of changing the Company's domicile or one following which the stockholders of the Company retain or obtain at least fifty percent (50%) of the Voting Securities of the surviving or consolidated entity or the parent thereof).

          2. NATURE OF OPTION. The Option is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options".

          3. EXERCISE PRICE. The exercise price of each of the Option Shares shall be sixty two and one-half cents ($.625) (the "Option Price").

          4. EXERCISE OF OPTIONS. The Option shall be exercised in accordance with the provisions of the Plan. Subject to the provisions of the Plan, as soon as practicable after the receipt of notice of exercise and payment of the Option Price as provided for in the Plan, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares covered thereby.


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          5.   TRANSFERABILITY.  The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

          6. TERMINATION OF EMPLOYMENT. In the event the Option becomes exercisable, in whole or in part, whether through the passage of time or acceleration, it shall remain exercisable to such extent until the Expiration Date notwithstanding any subsequent termination of employment by the Optionee with the Company or any subsidiary for any reason whatsoever.

          7. INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

          8. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 550 Parkside Drive, Unit A1, Waterloo, Ontario, Canada N2L 5V4, Attention: President and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

          9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          10. ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              COMPANY:

                              COMPUFLIGHT, INC.

                              By:
                                 ----------------------------------

                              OPTIONEE:

                              -------------------------------------
                              Signature of Optionee


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                              Russell K. Thal
                              -------------------------------------
                              Name of Optionee

                              -------------------------------------
                              Address of Optionee